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                                                                    Exhibit 99.6


                             MCKESSON CORPORATION

                          OFFERS FOR ALL OUTSTANDING
                        6.60% NOTES DUE MARCH 1, 2000,
                       67/8% NOTES DUE MARCH 1, 2002 AND
                      7.65% DEBENTURES DUE MARCH 1, 2027
                                IN EXCHANGE FOR
                    6/60% EXCHANGE NOTES DUE MARCH 1, 2000,
                  67/8% EXCHANGE NOTES DUE MARCH 1, 2002 AND
                  7.65% EXCHANGE DEBENTURES DUE MARCH 1, 2027

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus, dated     , 1997 (the
"Prospectus"), and the related Letters of Transmittal (the "Letters of Transmittal"), relating to the offers (the "Exchange Offers") of McKesson Corporation (the "Company") to exchange its 6.60% Exchange Notes due March 1, 2000, 6 7/8% Exchange Notes due March 1, 2002 and 7.65% Exchange Debentures due March 1, 2027, which have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for its outstanding 6.60% Notes due March 1, 2000, 6 7/8% Notes due March 1, 2002 and 7.65% Debentures due March 1, 2027 (the "Private Notes"), respectively, upon the terms and subject to the conditions described in the Prospectus and the applicable Letters of Transmittal. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated March 11, 1997, by and among the Company and the initial purchasers referred to therein.

  This material is being forwarded to you as the beneficial owner of the Private Notes carried by us in your account but not registered in your name. A TENDER OF SUCH PRIVATE NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Private Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and applicable Letters of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender your Private Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00
p.m., New York City time, on     ,    , 1997, unless extended by the Company.
Any Private Notes tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date.

  Your attention is directed to the following:

  1. The Exchange Offers are for any and all Private Notes.

  2. The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offers--Certain Conditions to the Exchange Offers."

  3. Any transfer taxes incident to the transfer of Private Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the applicable Letters of Transmittal.

  4. The Exchange Offers expire at 5:00 p.m., New York City time, on      ,
, 1997, unless extended by the Company.

  If you wish to have us tender any or all of your Private Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTERS OF TRANSMITTAL ARE FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER YOUR PRIVATE NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFERS

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by McKesson Corporation with respect to its Private Notes.

  This will instruct you to tender the Private Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related applicable Letters of Transmittal.

  Please tender the Private Notes held by you for my account as indicated below:

                                            AGGREGATE PRINCIPAL AMOUNT OF
                                            -----------------------------
                                            PRIVATE NOTES
                                            -------------

6.60% Notes due March 1, 2000
                                            -------------------------------

6 7/8% Notes due March 1, 2002              -------------------------------

7.65% Debentures due March 1, 2027
                                            -------------------------------

[_] Please do not tender any Private Notes held by you for my account

Dated:               , 1997
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                                                       Signature(s)

                                            -------------------------------

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                                               Please print name(s) here

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                                                        Address(es)

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                                            Area Code and Telephone Number

                                            -------------------------------
                                            Tax Identification or Social
                                            Security No(s).

  None of the Private Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Private Notes held by us for your account.